Best Buy Strategic Announcements November 7, 2011

Safe Harbor Statement Forward-Looking and Cautionary Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, Company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the Company’s ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, satisfaction of conditions to announced transactions, failure to achieve anticipated benefits of announced transactions and integration challenges relating to new ventures. A further list and description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy’s Annual Report on Form 10-K filed with the SEC on April 25, 2011. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make. 2

Best Buy Accelerates Connections Strategy 3

Highlights • Strategic changes to Carphone Warehouse plc (CPW) relationship – Purchasing CPW’s contractual interest in the U.S. and Canadian Best Buy Mobile profit-based management fee (profit share agreement) – Focusing Best Buy Europe on installed base of approximately 2,500 small box stores and online; closing the 11 pilot U.K. big box stores – Actions are expected to be accretive to Best Buy’s fiscal 2013 diluted EPS by $0.35 to $0.40 – Launching new “Global Connect” venture with CPW to provide connections expertise in select international markets • Expansion of services portfolio with small business IT offering – Acquisition of mindSHIFT, a leading provider of managed IT services for small and mid-sized business 4

Strategic Changes to CPW Relationship 5 1. Purchasing CPW’s interest in Best Buy Mobile profit share agreement – Enables Best Buy to capture all future profits on the Best Buy Mobile operations in U.S. and Canada, as well as the connections growth of all connectible devices – Leverage connectivity expertise across all relevant product categories 2. Focusing Best Buy Europe on installed base of 2,500 small box stores; closing the 11 pilot U.K. big box stores – Continue to transform many small box stores to “Wireless World” format with broader assortments of connectible devices and connection plans – U.K. big box store closures effective at end of calendar year, after consultation with employees 3. Creating “Global Connect” venture with CPW – Primarily to provide the intellectual capital and expertise that’s proven successful in North America and Europe to third parties in other markets worldwide – Expected to require little or no investments from Best Buy and CPW, who will share in the profits in new geographies – In addition, the Global Connect venture will provide expertise to Best Buy’s existing operations in China and Mexico by leveraging the Best Buy Mobile model

Expansion of Services Portfolio 6 • Acquisition of mindSHIFT Technologies – A leading national provider of managed IT services for small and mid- sized businesses (SMB) – Purchase price approximately $167 million – Currently provides cloud services, data center services and professional services to more than 5,400 clients – Gives Best Buy an immediate, respected, robust capability to capitalize on the highly attractive and underserved SMB space, an estimated $40 billion market – Part of the continued expansion of our suite of services offerings, a core differentiator for Best Buy

Financial Details of CPW Relationship Changes 7 Purchase of CPW’s Interest in Best Buy Mobile Profit Share Agreement • Purchase of the 50% interest in Best Buy Mobile profit share that currently flows to CPW through the Best Buy Europe venture • Fiscal 2012 Implication: – Purchase price: $1.3 billion cash payment to CPW in the fiscal fourth quarter to be recorded in the noncontrolling interest line item (annual diluted EPS impact of approximately $3.40) – Purchase expected to be financed with Best Buy’s existing Domestic and International cash – Due to timing of transaction, the expected after-tax accretion due to the absence of the profit share payment is approximately $0.05* per diluted share in the fiscal fourth quarter • Fiscal 2013 Implication: – Absent the transaction, CPW’s interest in Best Buy Mobile pre-tax profits in fiscal 2013 was anticipated to be approximately $120 to $140 million – Best Buy’s purchase of that interest is therefore expected to be accretive to Best Buy’s fiscal 2013 diluted EPS by $0.24 to $0.27 * Last profit share payment made in September and Best Buy Europe results are reported on a 2-month lag, thus Best Buy benefits from three months in FY2012 during which there is no profit share payment to CPW.

8 U.K. Big Box Store Closures and Restructuring Charges • Closures expected to be completed by end of calendar year • Fiscal 2012 Implication: – Estimated pre-tax restructuring costs of $250 to $270 million; of this amount approximately $140 to $150 million (annual diluted EPS of approximately $0.28 to $0.30) will be attributable to Best Buy – Approximately half of the restructuring cost are expected to be non-cash – Bulk of charges expected in the fiscal third quarter • Fiscal 2013 Implication: – The pre-tax savings attributable to Best Buy from the closure of the stores is expected to be $60 to $70 million, or $0.11 to $0.13 per diluted share * Best Buy Europe results reported on a 2-month lag, thus operating income benefits of the closures will not impact Best Buy results until FY2013. Financial Details of CPW Relationship Changes

9 Goodwill Impairment Charge for Best Buy Europe • As a direct result of the purchase of CPW’s contractual interest in Best Buy Mobile, which is currently held within Best Buy Europe, and the closure of the big box U.K. stores, the company expects to record a non- cash write down of substantially all of the goodwill attributable to Best Buy Europe • Fiscal 2012 Implication: – An estimated non-cash goodwill impairment charge of approximately $1.2 billion is expected to be recorded in the fourth quarter (annual diluted EPS impact of approximately $3.15) Financial Details of CPW Relationship Changes

Summary of Expected Financial Impact



Fiscal 2012 Expected Financial Impact

- Excluding restructuring and one-time charges, accretive impact from purchase of Best Buy Mobile profit share agreement to fiscal 2012 results expected to be approximately $0.05 per diluted share

Summary of Estimated Restructuring and One-Time Charges		**FY2012**	
($ in millions)	**Q3**	**Q4**	**Total**
U.K. big box closure-related and other restructuring charges[1]	$200	$50 – $70	$250 – 270
Less taxes and portion applicable to CPW	($120)	($25 – $40)	($145 – $160)
Portion applicable to Best Buy net earnings	$80	$25 – $30	$105 – $110
Best Buy Europe estimated goodwill impairment (non-cash)		$1,200	$1,200
Purchase of CPW's interest in Mobile Profit Share Agreement (cash)[2]		$1,300	$1,300
Total	$80	$2,525 – 2,530	$2,605 – $2,610
Total impact to diluted GAAP EPS			Approx. $6.85

Fiscal 2013 Expected Financial Impact

Expected Financial Accretion to Best Buy	**FY2013**	
($ in millions, except per share amounts)	**Pre-tax savings**	**Diluted EPS**
100% ownership of Best Buy Mobile profits	$120 – $140	$0.24 – $0.27
Closure of U.K. big box stores	$60 – $70	$0.11 – $0.13
Total	$180 – $210	$0.35 – $0.40

[1] Approximately half expected to be non-cash.

[2] The purchase of CPW's interest in Best Buy Mobile profit share agreement, held through CPW's investment in Best Buy Europe, will be recorded as a charge in the noncontrolling interest line item.

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Other Reporting Implications 11 Reporting of Discontinued Operations • Based on the planned closure of the U.K. big box pilot stores, coupled with restructuring activities announced last February around Turkey and China, Best Buy now expects to report all of these activities together as discontinued operations starting in the fourth quarter of fiscal 2012. Change to Fiscal Year Announced • Beginning in fiscal 2013, Best Buy’s new fiscal year will end on the Saturday nearest the end of January, rather than the Saturday nearest the end of February under the existing fiscal calendar. This change will not impact the fiscal 2012 reporting. • Best Buy believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer retailers.

Appendix 12

About Best Buy Europe 13 • Best Buy Europe is a venture with Carphone Warehouse Group plc (CPW) formed in 2008 • Results are 100% consolidated by Best Buy, with 50% of Best Buy Europe net earnings flowing to CPW through the noncontrolling interest line item Current Structure 1. 2,500 small box stores across Europe (branded The Carphone Warehouse and The Phone House) 2. Best Buy Mobile profit share 3. 11 Best Buy pilot big box stores in the U.K. New Structure 1. 2,500 small box stores across Europe (branded The Carphone Warehouse and The Phone House)